Exhibit 99.1

Contact:	Alexion Pharmaceuticals, Inc. Irving Adler Sr. Director, Corporate Communications 203-271-8210	Makovsky & Company Kristie Kuhl (Media) 212-508-9642	Rx Communications Rhonda Chiger (Investors) 917-322-2569

Alexion Appoints

William R. Keller to its Board of Directors

Cheshire, CT, December 1, 2009 – Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) today announced that Mr. William R. Keller has been appointed a Director of Alexion, effective immediately. With Mr. Keller’s appointment, there are now eight members of Alexion’s Board of Directors.

About William Keller

Mr. Keller brings more than 30 years of international business and management experience in the pharmaceutical industry to his position on Alexion’s Board of Directors. Currently, Mr. Keller is the General Manager of Keller Pharma Consultancy, a pharmaceutical consulting firm he founded in China. He is also a senior consultant to the Shanghai Foreign Investment Development Board, and serves as the Deputy General Manager of Zhangjiang Biotech & Pharmaceutical Base Development Co., Ltd.

From 1976 to 2003, Mr. Keller held various positions with Roche Group in Asia and South America. For the last ten of these years, he was the General Manager of Roche China Ltd. and Shanghai Roche Pharmaceutical Ltd., where he played a key role in the development of the overall Roche strategy and in the leadership of its business operations in China.

Mr. Keller is the Honorary President of the R&D-based Pharmaceutical Association, and the Vice Chairman of the Shanghai Association of Foreign Investment Enterprises. He is an Honorary Citizen of Shanghai.

Mr. Keller graduated from the School of Economics and Business Administration (Zurich). He will serve as a member of the Compensation Committee and the Nominating and Governance Committee of Alexion’s Board of Directors.

“William’s depth and breadth of experience in the pharmaceutical industry, particularly in Asia and the rapidly growing market of China, bring significant value to Alexion,” said Max Link, Ph.D., Chairman of the Board of Directors of Alexion. “His entrepreneurial and leadership experience will continue to strengthen our international presence and corporate governance.”

“The Board has made an excellent choice in selecting William to augment Alexion’s commercial expertise as the worldwide introduction of Soliris accelerates,” said Leonard Bell, M.D., Chief Executive Officer of Alexion. “The benefit of his guidance in new markets, especially in the developing world, will be greatly appreciated by our executive team.”

“With the global launch of Soliris, Alexion is in a unique position to serve patients with unmet medical needs in a growing number of countries,” said Mr. Keller. “I look forward to employing my experience in Asia and other very promising regions where Alexion is in the early stages of commercialization.”

About Alexion

Alexion Pharmaceuticals, Inc. is a biopharmaceutical company working to develop and deliver life-changing drug therapies for patients with serious and life-threatening medical conditions. Alexion is engaged in the discovery, development and commercialization of therapeutic products aimed at treating patients with a wide array of severe disease states, including hematologic and kidney diseases, transplant, cancer, and autoimmune disorders. Soliris® (eculizumab), Alexion’s first marketed product, is approved in the U.S., European Union, Australia and Canada as a treatment for patients with paroxysmal nocturnal hemoglobinuria (PNH), a rare, debilitating and life-threatening blood disorder. Alexion is evaluating other potential indications for Soliris as well as other formulations of eculizumab for additional clinical indications, and is pursuing development of other antibody product candidates in early stages of development. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: www.alexionpharma.com.

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This news release contains forward-looking statements, including statements related to the commercial prospects for Soliris in Asia and other regions. Forward-looking statements are subject to factors that may cause Alexion’s results and plans to differ from those expected, including, for example, decisions of regulatory authorities regarding marketing approval or material limitations on the marketing of Soliris, delays in establishing commercial infrastructure, delays in developing or adverse changes in commercial relationships, the possibility that results of clinical trials are not predictive of safety and efficacy results of Soliris in broader patient populations, the possibility that initial results of commercialization are not predictive of future rates of adoption of Soliris, the risk that third party payors (including governmental agencies) will not reimburse for the use of Soliris at acceptable rates or at all, the possibility that Alexion will not be able to expand the use of Soliris into new markets, and a variety of other risks set forth from time to time in Alexion’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Alexion’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 and in our other filings with the Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

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